Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com(R) to Report Fourth Quarter Fiscal 2009 Results on Thursday, March 11, 2010

FORT LAUDERDALE, Fla., March 8 /PRNewswire-FirstCall/ — eDiets.com, Inc. (Nasdaq: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, will announce financial results for the fourth quarter ended December 31, 2009, on Thursday, March 11, 2010, after the market close. The Company will hold a conference call to discuss the results the same day.

The conference call is scheduled to begin at 5:00 p.m. Eastern Time on March 11, 2010. Participants may access the call by dialing 866-356-3377 (domestic) or 617-597-5392 (international), passcode 64432380. In addition, the call will be webcast via the company’s Web site at http://www.eDiets.com, Investor Relations, where it will also be archived. A telephone replay will be available through Thursday, March 18, 2010. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 57836119.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

CONTACT: Investor Relations: John Mills, ICR, Inc., +1-310-954-1105, John.Mills@icrinc.com